Exhibit 10.1

Amendment 2012-1

to the CSS Industries, Inc. Severance Pay Plan

for Senior Management

WHEREAS, CSS Industries, Inc. (the “Company” or “CSS”) maintains the CSS Industries, Inc. Severance Pay Plan for Senior Management (the “Plan”) for the benefit of certain of its executives, as specified in the Plan;

WHEREAS, the Plan was amended and restated for and on behalf of the Company on December 29, 2008 by the Human Resources Committee of the Board of Directors of the Company (the “Committee”);

WHEREAS, the Committee has authority to cause the Plan to be amended from time to time; and

WHEREAS, the Committee has determined to amend the Plan to revise the definition of “Senior Management Employee” under the Plan;

NOW, THEREFORE, in accordance with the foregoing, effective as of May 15, 2012, the Plan is hereby amended as follows:

1.	The definition of “Senior Management Employee” set forth in the “Definitions” section of the Plan is hereby amended to read in its entirety as follows:

Senior Management Employee: For purposes of this Plan, (A) any employee of CSS who either (i) has the officer title of Chairman, President, Vice President, Treasurer or Secretary with such entity, or (ii) serves as the Managing Director of CSS Pacific Rim Limited; and (B) any employee of Berwick Offray LLC, C.R. Gibson, LLC or Paper Magic Group, Inc. who either (i) has the officer title of President or Executive Vice President of such entity or (ii) has the officer title of Vice President with such entity and directly reports to a President or an Executive Vice President (but excludes any such individual who directly reports to a President or an Executive Vice President on an interim basis as a result of a vacancy in an officer level position reporting directly to such President or Executive Vice President).

2.	In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, to record the adoption of this Amendment 2012-1 to the Plan, the Committee has caused the execution of this instrument on this 15th day of May 2012.

CSS INDUSTRIES, INC.

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human Resources and General Counsel